Exhibit 10.6

Security Agreement

THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 15, 2022, is made by and between VERIFYME, INC. (the “Grantor”), with an address at CLINTON SQUARE, 75 S CLINTON AVE STE 510, ROCHESTER, NY 14604-1710, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 200 Lake Drive East, 3rd Floor, Cherry Hill, New Jersey 08002.

Under the terms hereof, the Bank desires to obtain and the Grantor desires to grant the Bank security for all of the Obligations (as hereinafter defined).

NOW, THEREFORE, the Grantor and the Bank, intending to be legally bound, hereby agree as follows:

1.             Definitions.

(a)       “Collateral” shall include all personal property of the Grantor, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Grantor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit “A” hereto (if an Exhibit A is attached); (xiv) letter of credit rights; (xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Grantor now or hereafter in the Bank’s possession or in transit to or from, or under the custody or control of, the Bank or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith, including the Rider to Security Agreement - Copyrights, the Rider to Security Agreement - Patents, the Rider to Security Agreement - Trademarks and the Rider to Security Agreement - Cash Collateral Account.

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(b)       “Obligations” shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor or by PERISHIP GLOBAL LLC to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest rate, commodity or currency swap, future, option or other similar transaction or agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

(c)       “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled “Governing Law and Jurisdiction.” Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2.             Grant of Security Interest. To secure the Obligations, the Grantor, as debtor, hereby assigns and grants to the Bank, as secured party, a continuing lien on and security interest in the Collateral.

3.             Change in Name or Locations. The Grantor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit “A” hereto and made part hereof, or if the Grantor changes its name, its type of organization, its state of organization (if Grantor is a registered organization), its principal residence (if Grantor is an individual), its chief executive office (if Grantor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not listed as a tradename on Exhibit “A” hereto, the Grantor will immediately notify the Bank in writing of the additions or changes.

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4.             General Representations, Warranties and Covenants. The Grantor represents, warrants and covenants to the Bank that: (a) all information, including its type of organization, jurisdiction of organization, chief executive office, and (for individuals only) principal residence are as set forth on Exhibit “A” hereto and are true and correct on the date hereof, (b) if the Grantor is an individual, the Grantor’s name in this Agreement is identical to the Grantor’s name indicated on an unexpired driver’s license issued to the Grantor by the state of the Grantor’s principal residence, and the Grantor will continue to maintain such driver’s license and notify the Bank of any changes in the Grantor’s name or the name indicated on such driver’s license; (c) the Grantor has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Bank created by this Agreement and other liens consented to in writing by the Bank; and (d) the Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

5.             Grantor’s Representations, Warranties and Covenants for Certain Collateral. The Grantor represents, warrants and covenants to the Bank as follows:

(a)       From time to time and at all reasonable times and upon notice to the Grantor, the Grantor will allow the Bank, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Grantor’s expense, wherever located. The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may require to vest in and assure to the Bank its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.

(b)       The Grantor will keep the Collateral in good order and repair at all times and immediately notify the Bank of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation.

(c)       The Grantor will only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations.

(d)       The Grantor will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Bank may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Bank in its sole discretion. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Bank under which all losses thereunder shall be paid to the Bank as the Bank’s interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days’ prior written notice to the Bank and shall insure the Bank notwithstanding the act or neglect of the Grantor. Upon the Bank’s demand, the Grantor will furnish the Bank with duplicate original policies of insurance or such other evidence of insurance as the Bank may require. If the Grantor fails to provide insurance as herein required, the Bank may, at its option, obtain such insurance and the Grantor will pay to the Bank, on demand, the cost thereof. Proceeds of insurance may be applied by the Bank to reduce the Obligations or to repair or replace Collateral, all in the Bank’s sole discretion.

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(e)       Each account and general intangible is genuine and enforceable in accordance with its terms, no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim, and the Grantor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted. At the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Grantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors.

(f)       The Grantor agrees after the occurrence and during the continuance of an Event of Default, that the Bank has the right to notify (on invoices or otherwise) account debtors and other obligors or payors on any Collateral of its assignment to the Bank, and that all payments thereon should be made directly to the Bank.

(g)       The Grantor will, on the Bank’s demand, make notations on its books and records showing the Bank’s security interest and make available to the Bank shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor will promptly notify the Bank if an account becomes evidenced or secured by an instrument or chattel paper and upon the Bank’s request, will promptly deliver any such instrument or chattel paper to the Bank, including any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.

(h)       The Grantor will promptly advise the Bank whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Bank may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Bank may request, the Grantor will report to the Bank all credits given to account debtors on all accounts.

(i)       The Grantor will immediately notify the Bank if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Bank so that all monies due and to become due under such contract shall be assigned to the Bank and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

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(j)       At any time after the occurrence of an Event of Default, and without notice to the Grantor, the Bank may direct any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles to make payment directly to the Bank of the amounts due, and the Bank may notify the United States Postal Service to send the Grantor’s mail to the Bank. The Bank is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Grantor’s name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Bank. Upon the Bank’s written request at any time after the occurrence of an Event of Default, the Grantor will establish with the Bank and maintain a lockbox account (“Lockbox”) with the Bank and a depository account(s) (“Cash Collateral Account”) with the Bank subject to the provisions of this subparagraph and such other related agreements as the Bank may require, and the Grantor shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Bank, daily, to reduce the outstanding Obligations.

6.             Negative Pledge; No Transfer. Without the Bank’s prior written consent, the Grantor will not sell or offer to sell or otherwise transfer (including, without limitation, any transfer resulting from a division of the Grantor into two or more entities) or grant or allow the imposition of a lien, security interest or right of setoff upon the Collateral (except for sales of inventory and collections of accounts in the Grantor’s ordinary course of business and except for liens permitted by the Bank pursuant to the terms of that certain Loan Agreement dated on or about the date hereof between the Grantor and the Bank, as the same may be amended, modified or restated from time to time), will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion of the Collateral in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

7.             Further Assurances. By its signature hereon, the Grantor hereby irrevocably authorizes the Bank to file against the Grantor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Bank, and the Grantor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Bank to be necessary or desirable in order to perfect, preserve and protect its security interests. If required by the Bank, the Grantor will execute all documentation necessary for the Bank to obtain and maintain perfection of its security interests in the Collateral. At the Bank’s request, the Grantor will execute, in form satisfactory to the Bank, a Rider to Security Agreement - Copyrights (if any Collateral consists of registered or unregistered copyrights), a Rider to Security Agreement - Patents (if any Collateral consists of patents or patent applications), a Rider to Security Agreement - Trademarks (if any Collateral consists of trademarks, tradenames, tradestyles or trademark applications). If any Collateral consists of letter of credit rights, electronic chattel paper, deposit accounts or supporting obligations not maintained with the Bank or one of its affiliates, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, then at the Bank’s request the Grantor will execute, and will cause the depository institution or securities intermediary upon whose books and records the ownership interest of the Grantor in such Collateral appears, to execute such Pledge Agreements, Notification and Control Agreements or other agreements as the Bank deems necessary in order to perfect, prioritize and protect its security interest in such Collateral, in each case in a form satisfactory to the Bank.

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8.             Events of Default. The Grantor shall, at the Bank’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Bank under any of the Obligations that have a demand feature; (d) the failure by the Grantor to perform any of its obligations under this Agreement; provided, however, that, no such failure to observe or perform any such covenant or other agreement shall constitute an Event of Default unless such failure continues for a period of 30 days after the earlier to occur of (a) the date when the Grantor becomes aware of such failure and (b) the date when the Bank gives written notice to the Grantor of such failure; (e) falsity, inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Grantor or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (g) the failure of the Bank to have a perfected first priority security interest in the Collateral; (h) any indication or evidence received by the Bank that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Bank’s discretion, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; or (i) if the Bank otherwise deems itself insecure.

9.             Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Bank may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Bank’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Grantor’s premises and take possession of the Collateral without prior notice to the Grantor or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Grantor’s premises, and (d) require the Grantor to assemble the Collateral and make it available to the Bank at a place designated by the Bank. The Grantor agrees that the Bank has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Grantor at any time upon an Event of Default. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Grantor at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Bank’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Bank to enforce any payment due it under this Agreement either as against the Grantor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Grantor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10.             Power of Attorney. The Grantor does hereby make, constitute and appoint any officer or agent of the Bank as the Grantor’s true and lawful attorney-in-fact, with power to (a) endorse the name of the Grantor or any of the Grantor’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Bank’s possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Grantor, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Grantor’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Grantor might or could do. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

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11.             Payment of Expenses. At its option, the Bank may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Bank to be necessary. The Grantor will reimburse the Bank on demand for any payment so made or any expense incurred by the Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Bank.

12.             Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

13.             Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

14.             Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15.             Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Grantor (which notice may be given by electronic mail). No notice to or demand on the Grantor will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

16.             Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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17.             Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

18.             Electronic Signatures and Records. Notwithstanding any other provision herein, the Grantor agrees that this Agreement, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

19.             Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Grantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

20.             Interpretation. In this Agreement, unless the Bank and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one Grantor, the obligations of such persons or entities will be joint and several.

21.             Indemnity. The Grantor agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), in connection with or arising out of or relating to the matters referred to in this Agreement or the Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of the Obligations and the assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such claim.

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22.             Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN SUCH STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT), EXCEPT THAT THE LAWS OF THE STATE WHERE ANY COLLATERAL IS LOCATED (IF DIFFERENT FROM THE STATE WHERE SUCH OFFICE OF THE BANK IS LOCATED) SHALL GOVERN THE CREATION, PERFECTION, ENFORCEMENT AND FORECLOSURE OF THE LIENS CREATED HEREUNDER ON SUCH PROPERTY OR ANY INTEREST THEREIN. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Bank and the Grantor agree that the venue provided above is the most convenient forum for both the Bank and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

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23.       WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Grantor acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

VERIFYME, INC.

By:	/s/ Patrick White
(SEAL)

Patrick White, Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Zachary Bullock
(SEAL)

Zachary Bullock, Senior Vice President

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EXHIBIT “A”

TO SECURITY AGREEMENT

1.	Grantor’s form of organization (i.e., corporation, partnership, limited liability company):

Corporation

2.	Grantor’s State of organization, if a registered organization (i.e., corporation, limited partnership, limited liability company):

Nevada

3.	Grantor’s principal residence, if a natural person or general partnership:

N/A

4.	Address of Grantor’s chief executive office:

CLINTON SQUARE, 75 S CLINTON AVE STE 510, ROCHESTER, NY 14604-1710

5.	Grantor’s organizational ID# (if any exists):

C28190-1999

6.	Address for books and records, if different:

7.	Addresses of other Collateral locations, including Counties, for the past five (5) years:

8.	Name and address of landlord or owner if location is not owned by the Grantor:

N/A

9.	Other names or tradenames now or formerly used by the Grantor:

N/A

10.	Description of Equipment:

All Equipment of the Grantor.

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